                        As filed with the Securities and
                             Exchange Commission on
                                   May 7, 2001

                                                  Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      WHITE ELECTRONIC DESIGNS CORPORATION
             (Exact name of registrant as specified in its charter)
         Indiana                                                  35-0905052
 (State or other jurisdiction                                 (I.R.S. Employer
 of incorporation or organization)                          Identification No.)

                            3601 E. University Drive
                             Phoenix, Arizona 85034
                    (Address of Principal Executive Offices)


                      WHITE ELECTRONIC DESIGNS CORPORATION
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

      Hamid R. Shokrgozar                             Copy of Communications to:
 President and Chief Executive Officer                      Samuel C. Cowley
 White Electronic Designs Corporation                        Snell & Wilmer
        3601 E. University Drive                          One Arizona Center
        Phoenix, Arizona 85034                       Phoenix, Arizona 85004-0001
 (Name and address of agent for service)
                                 (602) 437-1520
                     (Telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE


   Title of                      Amount to be        Proposed Maximum           Proposed Maximum         Amount of Registration
Securities to                    Registered(1)      Offering Price per        Aggregate Offering                Fee
be Registered                                            Share(2)                  Price(2)
---------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.10
          par                      81,000                 $4.66                   $377,460                      $95
         value                     shares


           (1) This Registration Statement also will cover any additional shares of common stock that become issuable under the Stock Option Plan for Non-Employee Directors by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration that results in an increase in the number of outstanding shares of common stock of White Electronic Designs Corporation.

           (2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the reported sales price of the Registrant's Common Stock on May 3, 2001.

                                EXPLANATORY NOTE


           This Registration Statement relates to the amendment to the Bowman Instrument Corporation Stock Option Plan for Non-Employee Directors changing the name of the Plan to the White Electronic Designs Stock Option Plan for Non-Employee Directors (the "Plan") and increasing the number of shares of common stock authorized to be issued thereunder from 200,000 shares to 81,000 shares.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

           The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

           The contents of Registration Statement Nos. 33-62247 and 333-18463 on Form S-8 filed with Securities and Exchange Commission on August 30, 1995 and December 20, 1996 is incorporated herein by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents filed with the Securities and Exchange Commission by Sensory Science Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

           (a) Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

           (b) Quarterly Report on Form 10-Q for the quarter ended December 30, 2000.

           (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 001-04817) as filed on May 21, 1998.

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

           The Company's Amended and Restated Articles of Incorporation provide that the Company may purchase and maintain insurance in the manner specified under Indiana law.

ITEM 8.  EXHIBITS

           Exhibit Index located on page following Signature Page.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on May 7, 2001.

                                        WHITE ELECTRONIC DESIGNS CORPORATION

                                        By: /S/Hamid R. Shokrgozar
                                           ---------------------------------
                                           Hamid R. Shokrgozar
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated. Each person whose signature appears below hereby authorizes Hamid R. Shokrgozar and William J. Rodes, and each of them, as attorneys-in-fact, to sign his or her name on his or her behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments to this Registration Statement.

           Name and Signature                                    Title                                   Date
           ------------------                                    -----                                   ----

/S/Hamid R. Shokrgozar                                      Chairman of the Board of                   May 7, 2001
----------------------------------                          Directors, President and Chief
Hamid R. Shokrgozar                                         Executive Officer



/S/William J. Rodes                                         Secretary and Principal                    May 7, 2001
---------------------------------------                     Accounting Officer
William J. Rodes


/S/Donald F. McGuinness                                     Director                                   May 7, 2001
----------------------------------
Donald F. McGuinness


/S/Thomas M. Reahard                                        Director                                   May 7, 2001
-----------------------------------
Thomas M. Reahard


/S/Edward A. White                                          Director                                   May 7, 2001
--------------------------------------
Edward A. White


/S/Norman T. Hall                                           Director                                   May 7, 2001
----------------------------------------
Norman T. Hall


/S/Thomas J. Toy                                           Director                                    May 7, 2001
----------------------------------------
Thomas J. Toy

                                INDEX TO EXHIBITS


Exhibit
Number               Description
------               -----------

  4.1             Rights Agreement dated December 6, 1996               Incorporated by reference to
                  between the Company and American Stock                Exhibit 5C to Registrant's Current
                  Transfer and Trust Company, as Rights                 Report on Form 8-K filed
                  Agent ("Rights Agreement")                            December 19, 1996

  4.2             Amendment No. 1 to Rights Agreement,                  Incorporated by reference to Exhibit
                  effective as of May 3, 1998                           4.3 to the Registrant's Registration
                                                                        Statement on Form S-4 (File No.
                                                                        333-56565)

  5.1             Opinion of Snell & Wilmer

 23.1             Consent of Price Waterhouse Coopers LLP

 23.2             Consent of Snell & Wilmer                            Included in Exhibit 5.1

 24.1             Power of Attorney                                    Included in signature page

99                Amended Stock Option Plan for
                  Non-Employee Directors